UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 7, 2009 (April 2, 2009)

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52013 (Commission File Number)	20-0640002 (IRS Employer Identification Number)
5 Penn Plaza (4th Floor), New York, New York 10001
(Address of principal executive offices, including zip code)
(212) 246-6700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 2, 2009, Town Sports International Holdings, Inc. (the “Company”) signed a severance letter with Jennifer Prue, the Company’s Chief Information Officer. Pursuant to the letter, Ms. Prue’s employment with the Company will terminate effective May 4, 2009. Ms. Prue will receive a separation payment of $159,627.50 plus $60,000 plus any amount of accrued but unused vacation days. Ms. Prue’s vested options to purchase the Company’s common stock will remain outstanding for the post-termination exercise period specified in the applicable option plan and agreements and her options to purchase the Company’s common stock that are unvested on the termination date will be forfeited on the termination date without any payment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)
Date: April 7, 2009	By:	/s/ Daniel Gallagher
Daniel Gallagher
Chief Financial Officer